UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2005

DIVERSA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4955 Directors Place, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 526-5000

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 5, 2005, Edward T. Shonsey was appointed the interim Chief Executive Officer of Diversa Corporation (the “Company”). In connection therewith, the Company and Mr. Shonsey executed an employment offer letter, dated November 10, 2005, which provides for the employment of Mr. Shonsey on an at-will basis as interim Chief Executive Officer at a base salary of $350,000 per year, effective October 6, 2005. Mr. Shonsey also received a bonus payment of $75,000, less applicable deductions and withholdings, upon his execution of the employment offer letter. Mr. Shonsey is also eligible for a maximum annual additional bonus payout of up to $210,000, less applicable deductions and withholdings, as determined by the Board of Directors of the Company, based upon Mr. Shonsey’s performance as interim Chief Executive Officer, payable sixty days following commencement of employment of a regular Chief Executive Officer. In addition, Mr. Shonsey was granted 56,773 restricted shares of the Company’s common stock, which shares shall vest over a period of three years so long as Mr. Shonsey remains employed with the Company, with one-third vesting on the first anniversary of the employment offer letter and the remainder vesting quarterly in equal installments over the other two years. Mr. Shonsey’s grant will be governed by the Company’s 1997 Equity Incentive Plan. Mr. Shonsey will also remain eligible for any additional bonuses in 2005 and 2006 to which he otherwise would have been entitled based on his service as an officer of the Company during periods in those years in which he was not or does not serve as the Company’s interim Chief Executive Officer. In addition, if Mr. Shonsey’s employment is terminated by the Company for any reason other than cause, he will receive severance pay equal to twelve months of his then-current base salary, less standard deductions and withholdings.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with Mr. Shonsey’s execution of the employment offer letter described above, Mr. Shonsey’s employment offer letter with the Company entered into in January 2003 was terminated. Mr. Shonsey’s prior employment offer letter provided for a current base annual salary of $316,427 and an annual target bonus of up to 50% of his base salary.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Offer Letter, dated November 10, 2005 between the Company and Edward T. Shonsey

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSA CORPORATION

Dated: November 14, 2005	By:	/s/ Anthony E. Altig
	Name:	Anthony E. Altig
	Title:	Senior Vice President, Finance and Chief Financial Officer

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